                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CRAY COMPUTER CORPORATION
                            (A DELAWARE CORPORATION)


     Cray Computer Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That Cray Computer Corporation was originally incorporated under the same name and the Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 27, 1989.

     SECOND: That the Board of Directors of the Corporation at a meeting duly held adopted a resolution proposing and declaring it advisable that the Restated Certificate of Incorporation of the Corporation be restated to read in its entirety as set forth below.

     THIRD: That this Restated Certificate of Incorporation was adopted by the Board of Directors without a vote of the stockholders and only restates and integrates and does not further amend the provisions of the Corporation's Restated Certificate of Incorporation as theretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     FOURTH: That this Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware.

                                   ARTICLE I

                                      NAME
                                      ----

          The name of this Corporation is Cray Computer Corporation.

                                   ARTICLE II

                               REGISTERED OFFICE
                               -----------------

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
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                                  ARTICLE III

                                BUSINESS PURPOSE
                                ----------------

     The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

                                  ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

     The total number of shares of stock which the Corporation shall have authority to issue is one hundred twenty million (120,000,000) shares of Common Stock, having a par value of One Cent ($0.01) per share, and twenty million (20,000,000) shares of Preferred Stock having a par value of One Cent ($0.01) per share.

     The Preferred Stock shall be issued from time to time in one or more series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do, which authority is hereby expressly granted to and vested in the Board of Directors.

     Each outstanding share of Common Stock of the Corporation shall have one vote on all matters submitted to a vote of stockholders. No outstanding share of any series of Preferred Stock which is denied voting power (under the provisions of the resolution or resolutions providing for the issue of such series of Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority granted to and vested in the Board of Directors by this Certificate of Incorporation) shall entitle the holder thereof to the right to vote at any meeting of stockholders on any matter subject to a vote of stockholders except as the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware shall otherwise require; provided that no share of any series of Preferred Stock which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of Preferred Stock.

     There shall be no cumulative voting of the shares of the Corporation, and the holders of shares of any class of the Corporation shall not have preemptive rights to subscribe for any shares or securities convertible into shares of the Corporation.

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                                   ARTICLE V

                              BOARD OF DIRECTORS
                              ------------------

     Section 1.  Number.  The business and affairs of the Corporation shall be
     ------------------
managed under the direction of a Board of Directors, which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall be fixed in the manner provided in the Bylaws. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of Class A to expire at the 1990 Annual Meeting of Stockholders, the term of office of Class B to expire at the 1991 Annual Meeting of Stockholders and the term of office of Class C to expire at the 1992 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

     Section 2.  Newly Created Directorships and Vacancies.  Subject to the
     -----------------------------------------------------
rights of the holders of any series of Preferred Stock then outstanding and except as otherwise provided by law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 3.  Removal.  Subject to the right of the holders of any series of
     -------------------
Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of voting stock.

     Section 4.  Ballot.  Directors of the Corporation need not be elected by
     ------------------
written ballot unless the Bylaws of the Corporation otherwise provide.

     Section 5.  Amendment, Repeal, Etc.  Notwithstanding anything contained in
     ----------------------------------
this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock, voting together as a single class, shall be required to alter, amend or repeal this Article V.

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                                  ARTICLE VI

                        EXCLUSION OF DIRECTOR LIABILITY
                        -------------------------------

      A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit.

                                  ARTICLE VII

                                    BYLAWS
                                    ------

     In furtherance and not in limitation of the powers conferred by law, the directors of the Corporation shall have the power to adopt, amend, and repeal the Bylaws of this Corporation in any manner not inconsistent with the laws of the State of Delaware.

                                 ARTICLE VIII

                             CERTAIN TRANSACTIONS
                             --------------------

     No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a

                                      -4-
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committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE IX

                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

     Section 1.  Right to Indemnification.  Each person who was or is made a
     ------------------------------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or other agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right, which may, by action of the Board of Directors of the Corporation and at its option, be expressed in a separate written instrument, and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including

                                      -5-
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without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 2.  Nonexclusivity of Rights.  The right to indemnification and the
     ------------------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 3.  Insurance.  The Corporation may maintain insurance, at its
     ---------------------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE X

                            ACTIONS BY STOCKHOLDERS
                            -----------------------

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution approved by a majority of the entire Board. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article X.

                                  ARTICLE XI

                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                   -----------------------------------------

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of

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Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, CRAY COMPUTER CORPORATION has caused this Restated Certificate of Incorporation to be signed by Terry A. Willkom, its President, and attested to by William G. Skolout, its Secretary, this 27th day of February, 1995.



                                       CRAY COMPUTER CORPORATION



                                       By: /s/ Terry A. Willkom
                                          -----------------------------------
                                          Terry A. Willkom
                                          President


ATTEST:

/s/ William G. Skolout
- ----------------------------------
William G. Skolout
Secretary

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